Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Jaguar Health, Inc.

San Francisco, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-214956 and 333-227292), Form S-3 (Nos. 333-220236 333-221041 and 333-224387) and Form S-8 (Nos. 333-204280, 333-215303, 333-219939 and 333-225057) of Jaguar Health, Inc. of our report dated April 10, 2019, relating to the consolidated financial statements which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO USA, LLP

San Francisco, California

April 2, 2020